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Exhibit 10(g)


                       AMENDMENT DATED NOVEMBER 3, 1997
                                      TO
                             EMPLOYMENT AGREEMENT

     Amendment, dated November 3, 1997, to the Employment Agreement between Computervision Corporation (the "Company") and Eugene M. Bullis (the "Employee") dated as of October 3, 1997 (the "Employment Agreement"). All capitalized terms not defined herein shall have the meanings set forth in the Employment Agreement.

     WHEREAS, pursuant to the Employment Agreement, the Company granted to the Employee a stock option for the purchase of 250,000 shares of Common Stock of the Company (the "Option"); and

     WHEREAS, the Company and the Employee desire to rescind the Option in its entirety and to amend the Employment Agreement;

     NOW THEREFORE, for valuable consideration, the receipt whereof is hereby acknowledged, the Company and the Employee agree as follows:

     1. The Company and the Employee hereby agree to the rescission, cancellation and termination of the Option, effective immediately.

     2. The Company hereby acknowledges receipt from the Employee of the Option, without the payment of any consideration therefore, and the Employee acknowledges that the Option is hereby rescinded and is of no further force and effect.

     3. The Employment Agreement is hereby amended by deleting the second, third, fourth and fifth paragraphs thereof and the following is substituted in lieu thereof:

     "You will be employed with the Company for an initial nine (9) month period ("Contract Term") which has been agreed and committed to by both you and Computervision. The Contract Term will commence on October 6, 1997 and can be extended if it is mutually agreed by both parties. You may at any time after February 1, 1998 terminate your employment, in your sole discretion, and the Company agrees to pay you for the balance of the Contract Term after such termination.

     You will be paid an amount of $23,076.92 bi-weekly during the Contract Term. This salary will be guaranteed to you for the nine (9) month assignment."
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     4.   Except as specifically amended by this Amendment, the Employment
Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                   COMPUTERVISION CORPORATION



                                   By:_____________________________________
                                   Title:

                                   EUGENE M. BULLIS



                                   ________________________________________